EX-1.(3)(b)
              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

                    JACKSON NATIONAL LIFE DISTRIBUTORS, INC.
                                  MEMBER NASD.

                               SELLING AGREEMENT

              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

                    JACKSON NATIONAL LIFE DISTRIBUTORS, INC.
                                  MEMBER NASD.
--------------------------------------------------------------------------------
                               SELLING AGREEMENT


This Agreement, dated, ________________________, __________ is by and among
________________________________________________________________ and
________________________________________________________________
         (Broker/Dealer)

___________________________________________________________________,
(Agency)

___________________________________________________________________,
(Agency)

___________________________________________________________________,
(Agency)


hereinafter taken together and referred to as ("Broker/Dealer"), JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK ("Insurer"), and JACKSON NATIONAL Life Distributors, INC. (member NASD), a registered broker/dealer ("Distributor"). This Agreement is for the purpose of arranging for the distribution of certain life and annuity contracts ("Contracts") issued by Insurer through sales people who are licensed agents of the Insurer and Registered Representatives of the Broker/Dealer (collectively referred to as "Registered Representative" or "Registered Representatives").

Broker/Dealer is itself, or is affiliated with an entity which is registered as a broker/dealer with the Securities and Exchange Commission (the "SEC") and which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), and is also duly licensed as a life insurance agency under the insurance laws of the various states in which it operates.

In consideration of the mutual promises and covenants contained in this Agreement, Insurer and Distributor appoint those persons who are Registered Representatives of Broker/Dealer and licensed agents of Insurer to solicit and procure applications for the Contracts specified in the attached Schedule B. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions in which the Contracts specified in the attached Schedule B have been approved for sale and in which Broker/Dealer and respective Registered Representative are properly licensed and appointed. All completed applications, supporting documents and initial and subsequent payments are the sole property of Insurer and must be promptly delivered to Insurer at such address as it may from time to time designate. All applications are subject to acceptance by Insurer in its sole discretion.

I.   REGISTERED REPRESENTATIVES
     Broker/Dealer is authorized to recommend Registered Representatives for appointment as licensed agents of Insurer to solicit sales of the Contracts specified in the attached Schedule B. Broker/Dealer warrants that each such persons recommended for appointment shall be fully licensed under the applicable state insurance and securities laws and a duly Registered Representative of Broker/Dealer.

     Broker/Dealer is providing Distributor with a general letter of recommendation for its Registered Representatives. See Schedule A attached hereto. This letter must provide Distributor and Insurer with assurance that all background investigations which are required by state and federal laws have been made and that Broker/Dealer affirms that all appointees meet all state and federal requirements, and should be appointed by Insurer. The letter also warrants that all appointees have the necessary state and federal licenses and registrations to transact business for the Insurer.

II.  SALES MATERIAL
     Broker/Dealer shall cause its officers, employees and Registered Representatives not to use any material or information, including but not limited to, written, audio, or video sales material, or prospectus unless such material has been provided or approved by Insurer. In accordance with the requirements of federal and certain state laws, Broker/Dealer shall maintain complete records indicating the manner and extent of distribution of any such solicitation material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation. Broker/Dealer shall hold Insurer, Distributor and their respective affiliates harmless from any liability arising from the use of any material which has not been specifically approved by Insurer or Distributor in writing, or used in a manner which is inconsistent with Insurer's or Distributor's approval.

     Broker/Dealer and its officers, employees, and Registered Representatives are not authorized to make any other representations concerning the Contracts except those contained in the prospectus then in effect and/or sales material issued and approved by Insurer or Distributor.

III. PROSPECTUS DELIVERY
     Broker/Dealer shall be responsible for compliance by its Registered Representatives with the requirements that solicitation for variable Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. Insurer and Distributor shall furnish Broker/Dealer reasonable quantities of prospectuses at no cost.

IV.  BROKER/DEALER COMPLIANCE
     Broker/Dealer is a broker-dealer registered with the SEC and a member in good standing of the NASD and shall fully comply with the rules and requirements of the NASD and all other applicable federal and state laws, rules and regulations, including insurance laws, applicable to the transactions hereunder. Broker/Dealer shall establish rules, procedures, supervisory and inspection techniques necessary to diligently supervise the activities of its Registered Representatives. Upon request by Distributor or Insurer, Broker/Dealer shall furnish appropriate records as are necessary to establish diligent supervision.

     In the event Broker/Dealer utilizes an affiliated entity to satisfy broker-dealer requirements pursuant to authority granted under applicable SEC no-action letters, such affiliated entity shall countersign this Agreement and shall be duly bound hereby.

V.   RECORDKEEPING
     Broker/Dealer shall prepare and maintain full and accurate records of the business transacted by its Registered Representatives under this Agreement and shall forward to Insurer and Distributor such reports of said business as Insurer or Distributor may prescribe. Insurer and Distributor shall have the right to examine said records at reasonable times.

VI.  INDEMNIFICATION
     Broker/Dealer agrees to hold harmless and indemnify Distributor and Insurer and their respective affiliates from any and all claims, direct or indirect liabilities, losses and expenses which any such party may incur resulting from requests, directions, actions or inactions of Broker/Dealer and/or its officers, employees, or Registered Representatives based upon: (a) any alleged untrue or untrue statement made by Broker/Dealer and/or its officers, employees, or Registered Representatives, unless such statement is contained in the registration statement, prospectus, or any Distributor or Issuer approved sales material for any Contract, or (b) the failure of Broker/Dealer and/or its officers, employees, or Registered Representatives to comply with any provision of this Agreement.

VII. FIDELITY BOND
     Broker/Dealer represents that all its directors, officers, employees and Registered Representatives who have access to funds of Insurer or who are covered by this Agreement are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer expense. Such bond shall be at least equivalent to the minimum coverage required under the NASD Rules of Fair Practice, endorsed to extend coverage to life insurance and annuity transactions. Broker/Dealer acknowledges that Insurer may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to Insurer of any notice of cancellation or change of coverage.

     Broker/Dealer assigns any proceeds received from the fidelity bond company to Insurer to the extent of Insurer's loss due to activities covered by the bond. If there is any deficiency, Broker/Dealer shall promptly pay Insurer that amount on demand and Broker/Dealer indemnifies and holds harmless Insurer from any deficiency and from the cost of collection.

VIII. LIMITATIONS OF AUTHORITY
     The Contract forms are the sole property of Insurer. No person other than Insurer has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by Insurer. Insurer may make such changes as it deems advisable in the conduct of its business or discontinue at any time issuing any of its forms or contracts and no liability to the Broker/Dealer will attach to Insurer or Distributor by reason of Insurer so doing. No person other than Insurer has the right to waive any provision with respect to any Contract or policy. No person other than Insurer has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurer.

IX.  COMMISSION LIMITATIONS
     The commissions contained in Schedule B of this Agreement comply with the applicable expense and compensation limitations set forth in the New York Insurance Law governing the sale of the Contracts. The Insurer will not knowingly permit to be paid, by any party, payments in excess of these limitations.

X.   COOPERATION
     Broker/Dealer and its directors, officers, employees and Registered Representatives shall cooperate with Insurer and/or Distributor in the investigation and settlement of all claims against Broker/Dealer, Insurer, and/or Distributor, and/or its directors, officers, employees, and Registered Representatives relating to the solicitation or sale of Contracts under this Agreement. Broker/Dealer shall promptly forward to Insurer and/or Distributor any notice or other relevant information that may come into its possession.

XI.  PRINCIPLES OF ETHICAL MARKET CONDUCT
     In all matters relating to the sale and marketing of life insurance and annuity products, Insurer is fully committed to the following Principles:
     (1) To conduct business according to high standards of honesty and fairness and to render that service to its clients that, in the same circumstances, it would apply to or demand for itself; (2) To provide competent and client-focused sales and service; (3) To engage in active and fair competition; (4) To provide advertising and sales material that are clear as to purpose, and honest and fair as to content; (5) To handle client complaints and disputes fairly and expeditiously; and (6) To maintain a system of oversight and review that is reasonably designed to achieve compliance with these Principles of Ethical Market Conduct. Broker/Dealer acknowledges and agrees that it and its directors, officers, employees, and Registered Representatives will conduct all of their activities that are within the scope of this Agreement in accordance with these Principles.

XII. GENERAL PROVISIONS

A.   WAIVER

     Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance.

B.   INDEPENDENT CONTRACTOR

     Broker/Dealer  is  an  independent   contractor  and  not  an  employee  or
     subsidiary of Distributor or Insurer. (Registered Representatives are independent contractors and not employees of Distributor or Insurer.)

C.   INDEPENDENT ASSIGNMENT

     No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without the prior written consent of Insurer.

D.   NOTICE

     Any notice pursuant to this Agreement shall be mailed, postage paid, to the last address communicated by the receiving party to other parties to this Agreement.

E.   SEVERABILITY

     To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

F.   AMENDMENT

     This Agreement may be amended in writing signed by the parties to this Agreement.

G.   TERMINATION

     This Agreement may be terminated by any party upon written notice, and termination shall be effective immediately.

H.   NEW YORK LAW

     This Agreement shall be construed in accordance with the laws of the state of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

BROKER/DEALER:

_______________________________     ________________________________
Name of Broker/Dealer               Name of Life Agent or Agency
                                   (If other than Broker/Dealer)

_______________________________     _________________________________
Address                                     Address

_______________________________     _________________________________



_______________________________     _________________________________
Signature:                                           Signature:

_______________________________     _________________________________
Print Name:                                          Print Name:
Title: ___________________________  Title: __________________________

Date:  ___________________________  Date:  __________________________


JACKSON NATIONAL LIFE               JACKSON NATIONAL
INSURANCE COMPANY                   LIFE DISTRIBUTORS, INC.
OF NEW YORK                         401 WILSHIRE BOULEVARD, STE. 1200
2900 WESTCHESTER AVENUE             SANTA MONICA, CA 90401
PURCHASE, NY  10577

_______________________________     _________________________________
Signature:                          Signature:

_______________________________     _________________________________
Print Name:                         Print Name:
Title: ___________________________  Title: __________________________

Date:  ___________________________  Date:  __________________________

SCHEDULE A

GENERAL LETTER OF RECOMMENDATION

Broker/Dealer hereby certifies to Distributor and Insurer that all the following requirements shall be fulfilled by Broker/Dealer in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Insurer. Broker/ Dealer, upon request, will forward proof of compliance with the same to Distributor and Insurer in a timely manner.

          1. We have made a thorough investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Insurer to hold himself out in good faith to the general public.

          2. We have on file a U-4 form which was completed by each applicant intending to sell the Variable Contracts. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a Registered Representative through our NASD member firm, and each applicant is presently registered as an NASD Registered Representative. The above information in our files indicated no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

          3. We certify that all educational requirements have been met for the specific jurisdiction each applicant is requesting a license/appointment in and that all such persons have fulfilled the appropriate examination, education and training requirements, and that all such persons are appropriately affiliated with the Broker/Dealer as agents in the specific jurisdiction each applicant is requesting appointment/licensure.

          4. If the applicant is required to submit his picture, his signature, and securities registration in the jurisdiction in which he is applying for a license, we certify that those items forwarded to Distributor and Insurer are those of the applicant, and the securities registration is a true copy of the original.

          5. We hereby warrant that the applicant is not applying for a license with Insurer in order to place insurance chiefly or solely on his life or property, lives or property of his relatives, or liability of his associates.

          6. We certify that each applicant will receive close and adequate supervision and that we will make inspection, when needed, of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

          7. We will not permit any applicant to transact insurance as a Registered Representative until duly licensed and appointed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as a Registered Representative in any capacity, and they will not be so permitted until the certificate of authority or license applied for, or appointment confirmation (where required) is received.


___________________________                 ____________________________
 Principal                                           Date

SCHEDULE B

COMMISSION SCHEDULES

ALL PRODUCTS

These Commission Schedules are attached to and part of the Jackson National Life Insurance Company of New York/Jackson National Life Distributors, Inc. Selling Agreement to which they are appended. They are subject to the terms and conditions of the Agreement. In no event shall the Insurer be liable for payment with respect to any solicitation made, in whole or in part, by any person not appropriately licensed, registered and appointed with Insurer (where required) prior to the commencement of such solicitation.

Insurer will pay all compensation due Broker/Dealer, or due any Registered Representatives of Broker/Dealer, either directly to Broker/Dealer or, as necessary to meet legal requirements, to the licensed Broker/Dealer affiliate or individual Registered Representatives. Broker/Dealer hereby warrants that all necessary contractual arrangements are in place to enable Insurer to pay Broker/Dealer, or any of its affiliates, for business produced by Registered Representatives of Broker/Dealer in the jurisdiction in which they hold licenses. Broker/Dealer shall pay all compensation, if any, due to any person including Registered Representatives of Broker/Dealer with respect to Contracts which are subject to this Agreement, and no such Registered Representative of Broker/Dealer, or other person shall have any claim against Insurer on account of the sale or service of any such Contracts. Insurer shall have no obligation to make compensation payments except as provided herein.

The Insurer shall not be liable, and the Broker/Dealer agrees to reimburse Insurer for any commissions paid by the Insurer to the Broker/Dealer with respect to: (a) a Contract (excluding annuitized Contracts) where the date of death is within six months from the date the Contract is issued if the owner's death (or annuitant's death on an annuitant-driven Contract) resulted from any cause or means other than from bodily injuries effected solely through accidental means; (b) a Contract (excluding annuitized Contracts and immediate annuities) where illness brings about (or "results in") the Owner's request of a Terminal Illness Benefit prior to or within six months from the date the Contract was issued; (c) a Contract returned to the Insurer pursuant to the "Free Look" provision of the Contract; (d) a Contract that is rescinded or not issued by the Insurer, as determined by the Insurer in its sole discretion; (e) any situation in which the Broker/Dealer and/or Registered Representative fails to conform to applicable state regulations and/or Insurer policies and procedures; (f) any situation in which the Broker/Dealer and/or Registered Representative fails to reasonably cooperate with the Insurer; or (g) an immediate annuity Contract where the premium is returned and the Contract is terminated prior to the first annuity payment. Any such Commissions paid shall be charged back to the Broker/Dealer. Broker/Dealer agrees to remit payment for outstanding balances within 90 days. The Insurer reserves the right to automatically recoup any charged back commission by offsetting them against future commission credits, when available.

JNL/NY retains the right to withhold commission payment until expiration of the "Free Look" provision.

All plans are subject to change and are not available in all states.

FIXED ANNUITIES AND LIFE INSURANCE ONLY

Commissions are not paid on renewal premiums which are deducted from a Contract's cash accumulation account. Renewal Commissions shall not be allowed on premiums deposited into an advance premium account unless and until such premiums are due. No first-year Commissions are payable on Preliminary Term Insurance premiums or on Flat Extra Premium assessed for nine (9) years or less. The Broker/Dealer shall not be entitled to first-year or renewal commissions on premiums waived or paid by the Insurer under the Waiver of Premium provisions of any Contract.

COMMISSION OPTION SELECTION PAGE

The Commission Schedules for both Registered Products (Variable Annuities) and Non-Registered Products (Traditional Fixed Annuities and Life Insurance) are on the following pages. Please review these schedules and indicate the Commission Options selected on this page.

I. REGISTERED PRODUCTS (PERSPECTIVE FIXED AND VARIABLE ANNUITY (REGISTERED))


                      __________________    Option A
                      (Initial and Date)

                      __________________    Option B
                      (Initial and Date)

                      __________________    Option C
                      (Initial and Date)

IF BROKER/DEALER FAILS TO INITIAL ANY OF THE OPTION SELECTIONS, IT IS AGREED THAT BROKER/DEALER HAS SELECTED ALL OF THE COMMISSION OPTION SELECTIONS.

BROKER/DEALER'S DEFAULT SELECTION IS OPTION _____ if more than one Commission Option is available, and Registered Representative fails to make selection on business submitted to Insurer.

If the  Broker/Dealer  fails  to  select a  default  option  (if  more  than one
Commission Option is available and Registered Representative fails to make selection on business submitted to Insurer), it is agreed that Broker/Dealer's default selection is Option A.

II. NON-REGISTERED PRODUCTS (TRADITIONAL FIXED ANNUITIES AND LIFE INSURANCE)
The Commission Option Selection(s) and Default Commission Option Selection made on this page apply to ALL non-registered products business produced by Broker/Dealer pursuant to the Jackson National Life Insurance Company of New York/Jackson National Life Distributors, Inc. Selling Agreement. (EXAMPLE: IF YOU CHOOSE OPTION A BELOW, YOU HAVE CHOSEN OPTION A FOR ALL TRADITIONAL FIXED ANNUITIES AND LIFE INSURANCE PRODUCTS ISSUED BY JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK.)

                      __________________    Option A
                      (Initial and Date)

                      __________________    Option B
                      (Initial and Date)

                      __________________    Option C
                      (Initial and Date)

IF BROKER/DEALER FAILS TO INITIAL ANY OF THE OPTION SELECTIONS, IT IS AGREED THAT BROKER/DEALER HAS SELECTED ALL OF THE COMMISSION OPTION SELECTIONS.

BROKER/DEALER'S DEFAULT SELECTION IS OPTION _____ if more than one Commission Option is available, and Registered Representative fails to make selection on business submitted to Insurer.

If the  Broker/Dealer  fails  to  select a  default  option  (if  more  than one
Commission Option is available and Registered Representative fails to make selection on business submitted to Insurer), it is agreed that Broker/Dealer's default selection is Option A.

--------------------------------------------------------------------------------
                      ISSUE AGE ON OWNER-DRIVEN CONTRACTS

If Owner is a non-natural entity, commission calculation based on Annuitant's age. If Joint Owners, commission calculation based on older age.
--------------------------------------------------------------------------------

PERSPECTIVE FIXED AND VARIABLE ANNUITY COMMISSION SCHEDULES

The Perspective Fixed and Variable Annuity Commission Schedule on the following page shall be subject to all the provisions and restrictions contained in the Jackson National Life Insurance Company of New York/Jackson National Life Distributors, Inc. Selling Agreement, including but not limited to the chargeback provisions.

The following Commission Schedule shall apply to business produced by Broker/Dealer and its Registered Representatives pursuant to this Jackson National Life Insurance Company of New York/Jackson National Life Distributors, Inc. Selling Agreement.

The Insurer reserves the right to modify or terminate the commissions set forth in these schedules.

NON-REGISTERED PRODUCT COMMISSION SCHEDULES
(TRADITIONAL FIXED ANNUITIES AND LIFE INSURANCE)

The Non-Registered Product Commission Schedules on the following pages shall be subject to all the provisions and restrictions contained in the Jackson National Life Insurance Company of New York/Jackson National Life Distributors, Inc. Selling Agreement including, but not limited to, the chargeback provisions.

The following Commission Schedules shall apply to business produced by Broker/Dealer and its Registered Representatives pursuant to this Jackson National Life Insurance Company of New York/Jackson National Life Distributors, Inc. Selling Agreement. However, nothing contained herein shall require payment of commissions to Broker/Dealer for business submitted directly to the Insurer by any Registered Representative with an agreement and appointment with the Insurer.

The Insurer reserves the right to modify or terminate the commissions set forth in these schedules.

If commission rates are not shown, or where special premium rate quotations are made, commission rates shall be such as may be fixed by the Insurer.


--------------------------------------------------------------------------------
PLEASE SEE THE FOLLOWING PAGES FOR COMMISSION SCHEDULES PURSUANT TO THIS JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK/JACKSON NATIONAL LIFE DISTRIBUTORS, INC. SELLING AGREEMENT.
--------------------------------------------------------------------------------

COMMISSION SCHEDULE - PERSPECTIVE FIXED AND VARIABLE ANNUITY CONTRACTS (VA202)

--------------------------------------------------------------------------------
                           COMMISSION OPTIONS
--------------------------------------------------------------------------------
-------------------------- -----------------------------------------------------
Under 81                   Option A - 6.75% of Premium Payment
                                    - OR -
                           Option B - 5.75% of Premium Payment
                                    + .25% annual trail commission
                                    - OR -
                           Option C - 2.00% of Premium Payment
                                    + 1.00% annual trail commission

-------------------------- -----------------------------------------------------
-------------------------- -----------------------------------------------------
81 to 85                   Option A - 3.375% of Premium Payment
                                    - OR -
                           Option B - 2.875% of Premium Payment
                                    + .25% annual trail commission
                                    - OR -
                           Option C - 2.00% of Premium Payment
                                    + 1.00% annual trail commission
-------------------------- -----------------------------------------------------
-------------------------- -----------------------------------------------------
86 to 90                   Option A, B, and C - 1.00% of Premium Payment
                                    + 1.00% annual trail commission

-------------------------- -----------------------------------------------------

TRAIL COMMISSIONS:
Commissions are paid quarterly, based on contract value calculated at the end of each calendar quarter. Commissions are paid on each Contract that has been in force at least 12 months.

PERSPECTIVE ADVISORS FIXED AND VARIABLE ANNUITY (REGISTERED) CONTRACTS (VA402NY)
--------------------------------------------------------------------------------
COMMISSIONS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1.10% annual trail commission on each Contract (Commissions are paid quarterly, beginning at the end of the quarter in which the Contract is issued, based on Contract Value calculated at the end of each calendar quarter.)
--------------------------------------------------------------------------------

The Insurer reserves the right to modify or terminate the commissions set forth in this schedule.

ANNUITIZATION COMMISSION SCHEDULE

-------------------------------------------------------------------------------------------------------------
                               Perspective Fixed and Variable Annuity (VA202)
Annuity Option Selected                                         Percent of Contract Value at
Annuity Date
-------------------------------------------------------------------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
ANNUITY OPTION 1 - Life Income                                                  2.0%
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
ANNUITY OPTION 2 - Joint and Survivor Annuity                                   2.0%
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
ANNUITY OPTION 3 - Life Annuity with 120 or 240                                 2.0%
Monthly Payments Guaranteed
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
ANNUITY OPTION 4 - Income for a Specified Period                                2.0%
(Periods of 10 years or more)
------------------------------------------------------- -----------------------------------------------------

If Commission Option A or B was selected for the Contract at issue, the above referenced commissions would be paid only if Annuitization occurred after the fifth Contract Year.

If Commission Option A or B was selected for the Contract at issue, and the original issue age was 86-90, the above referenced commissions would be paid only if Annuitization occurred after the first Contract Year.

If   Commission   Option  C  was  selected  for  the  Contract  at  issue,   the
above-referenced commission would be paid only if Annuitization occurred after the first Contract Year.

Upon Annuitization, Trail Commission under Commission Options A (at issue ages above 85), B and C cease to be paid.


COMMISSION SCHEDULE - FIXED ANNUITIES
------------------- ------------------------------- ----------- ----------- ------------------ --------------
Single Premium      Premium Level (Minimum Shown)   Owner's                      Options
Fixed Annuity                                       Age
                                                                    A               B                C
                                                                1st Year    1st Year/Trail %   Trail % Only
                                                                  % Only
------------------- ------------------------------- ----------- ----------- ------------------ --------------
------------------- ------------------------------- ----------- ----------- ------------------ --------------
Action (R)          $2,000-3,999                       0-70        3.0          1.50/.30            .50
                    $4,000-4,999                                   4.0           2.0/4.0            .65
                    $5,000 and Up                                  6.0           3.0/6.0            1.0
                    $10,000 and Up                    71-80        6.0           3.0/6.0            1.0
                    $10,000 and Up                    81-85        3.0          1.50/.30            .50

------------------- ------------------------------- ----------- ----------- ------------------ --------------
------------------- ------------------------------- ----------- ----------- ------------------ --------------
Immediate Annuity   Net Premium                        N/A         4.0             N/A              N/A
(IAL/NY)
------------------- ------------------------------- ----------- ----------- ------------------ --------------

ALTERNATE COMMISSION OPTIONS

OPTION A provides a one-time, up-front commission payment based on 1st-year premiums with no trail or renewal commissions.

OPTION B provides both an up-front commission and trail for the life of a fixed annuity contract.

OPTION C provides only trail commissions for the life of a fixed annuity contract.

Fixed annuity trail commissions are based on a percentage of accumulated value at policy anniversary net of policy loans.

COMMISSION SCHEDULE - LIFE

--------------------------------------------- ---------------- ------------------------- --------------------
                                                                       OPTIONS
                                                                          B
Term                                                 A            1st Year %/Years               C
                                              1st Year % Only        2-10 %/11+ %         Years 1-10 %/11+ %
--------------------------------------------- ---------------- ------------------------- --------------------
--------------------------------------------- ---------------- ------------------------- --------------------
Reward (SM) 10-(L1662-1), 15-(L1672-1),
20-(L1672-1) Year Term (1)
                                                    90                  75/4/0                  15/0
--------------------------------------------- ---------------- ------------------------- --------------------
--------------------------------------------- ---------------- ------------------------- --------------------
Riders(2)
--------------------------------------------- ---------------- ------------------------- --------------------
--------------------------------------------- ---------------- ------------------------- --------------------
Family (9397B) & Child (9396B) Rider
                                                    90                 70/7.5/1                 17/1
--------------------------------------------- ---------------- ------------------------- --------------------
--------------------------------------------- ---------------- ------------------------- --------------------
Universal Life (UL2002)(1)                          N/A              91(3)/5(4)/2                N/A
--------------------------------------------- ---------------- ------------------------- --------------------

If a life policy has two or more elements (base and rider), Insurer will pay the commission option that is common between the elements. the provisions and restrictions set forth in the Selling Agreement continue to apply to all business submitted.

Most policy fees are not commissionable. All contracts are subject to change. Commission chargebacks may apply in certain circumstances.

1. INCLUDES EXPENSE REIMBURSEMENT ALLOWANCE (ERA). (FIRST-YEAR COMMISSIONS ABOVE 55% REPRESENT AN EXPENSE REIMBURSEMENT ALLOWANCE.)

2. TERM POLICIES WRITTEN AS RIDERS: Same commission as if written as non-rider term policies. OTHER RIDERS NOT LISTED ABOVE (Waiver of Premium Accidental Death Benefit and Terminal Illness Rider): First-year and renewal commissions are payable at the same rate as the base policy. NOTE: Not all riders attach to all polices; check the rate book for details.

3.   UP TO TARGET PREMIUM. AMOUNTS OVER TARGET EARN THE RENEWAL RATE.

4.   ALSO PAID ON EXCESS PREMIUM (GREATER THAN TARGET PREMIUM).

COMMISSION SCHEDULE -
JNL(REGISTERED)/NY TARGET SELECT(SM)
FLEXIBLE PREMIUM DEFERRED ANNUITY (A502)

------------------- -------------------------------------------- --------------------------------------------
Guaranteed Period              Owner Issue Ages 0-80                       Owner Issue Ages 81-85
------------------- -------------------------------------------- --------------------------------------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
                          A              B              C              A              B              C
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      1-year           0.750%           N/A            N/A          0.375%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      2-year           1.750%           N/A            N/A          0.875%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      3-year           2.250%           N/A            N/A          1.125%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      4-year           2.750%           N/A            N/A          1.375%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      5-year           3.250%           N/A            N/A          2.625%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      6-year           3.750%           N/A            N/A          1.875%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      7-year           4.000%           N/A            N/A          2.000%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      8-year           4.000%           N/A            N/A          2.000%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
      9-year           4.000%           N/A            N/A          2.000%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
------------------- -------------- -------------- -------------- -------------- -------------- --------------
     10-year           4.000%           N/A            N/A          2.000%           N/A            N/A
------------------- -------------- -------------- -------------- -------------- -------------- --------------
-------------------------------------------------------------------------------------------------------------
Commission Option A = 1st Year % Only
Commission Option B = N/A
Commission Option C = N/A
-------------------------------------------------------------------------------------------------------------

Commissions are paid at the time of premium payment. No commissions are paid upon renewal of Guaranteed Periods.

COMMISSION OPTION SELECTION(S):

The Commission Option selected shall be the same as currently on file with Insurer for Broker/Dealer's non-registered product business.

If more than one Commission Option is available and Registered Representation fails to make a selection on business submitted to Insurer, it is agreed that Broker/Dealer's default selection for non-registered product business will be paid. Subsequent premiums to each Contract shall be subject to the Commission option selected.

The Insurer reserves the right to modify or terminate the commissions set forth in this schedule.